UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2022

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Sutter Street, Suite 1300, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 669-4885

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On June 9, 2022, Augmedix Operating Corp. f/k/a Augmedix, Inc., a Delaware corporation (the “Company”), entered into a Third Omnibus Amendment (the “Agreement”) with Dignity Health, Dignity Health Medical Foundation, and Pacific Central Coast Health Centers (the “Clients”), to be effective as of July 1, 2022, which amends the previous statements of work (the “Dignity SOWs”) entered into by and between the Company and the Clients pursuant to a Services Agreement, dated September 1, 2015, by and between the Company and Dignity Health. The Agreement extends the term of the Dignity SOWs through June 30, 2023, unless earlier terminated in accordance with the Agreement, and memorializes the parties’ understanding that the Company and CommonSpirit Health (“CommonSpirit) intend to negotiate an enterprise-wide agreement for the provision of the Services (as defined in the Agreement) to CommonSpirit’s member organizations.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Third Omnibus Amendment, dated as of June 9, 2022, by and between Augmedix Operating Corp. f/k/a Augmedix, Inc., Dignity Health, Dignity Health Medical Foundation, and Pacific Central Coast Health Centers.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Dated: June 10, 2022	By:	/s/ Paul Ginocchio
Paul Ginocchio
Chief Financial Officer